                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): January 15, 1999



                       AMERICAN INDUSTRIAL PROPERTIES REIT
             (Exact Name of Registrant as Specified in its Charter)


             Texas                       1-9016                  75-6335572

(State or Other Jurisdiction of     (Commission File          (I.R.S. Employer
Incorporation or Organization)          Number)             Identification No.)


     6210 North Beltline Road, Suite 170, Irving, Texas            75063-2656
         (Address of Principal Executive Offices)                   (ZIP Code)




        Registrant's telephone number, including area code: (972)756-6000



                                 Not applicable
          (Former Name or Former Address, if Changed Since Last Report)

ITEM2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On January 15, 1999, American Industrial Properties REIT (the "Trust") purchased a portfolio of nine properties totaling approximately 956,000 square feet of one- and two-story office/industrial flex buildings located in northern California and Colorado. The properties were acquired from an institutional seller for a purchase price of $127.3 million. The purchase price was funded with $75.2 million in borrowings secured under a bridge loan with Prudential Securities Credit Corporation which matures in six months. The remainder of the purchase price was funded with equity from Developers Diversified Realty Corporation, a strategic investor in the Trust.

     Customer sizes range from 500 square feet to 122,000 square feet, with the major customers including Bank of America, Cisco Systems, McData Corporation, L3 Communications, Lockheed Martin, Travelers Insurance and Xerox Corporation.

     The portfolio includes the following properties:

     (1) CENTRE POINT OFFICE PARK. Centre Point Office Park ("Centre Point") is comprised of 6 buildings located on 12.36 acres in Walnut Creek, California and contains 197,424 square feet of office space. Centre Point was constructed in 1982 and is 98% leased to 12 customers.

     (2) BAYTECH PARK. Baytech Park is comprised of 4 buildings located on 12.8 acres in San Jose, California and contains 188,825 square feet of light industrial space. The property was constructed in 1997 and is 100% leased to Cisco Systems.

     (3) BRIDGEWAY TECHNOLOGY CENTER. Bridgeway Technology Center ("Bridgeway") is comprised of 2 buildings located on 12.96 acres in Newark, California and contains 169,998 square feet of light industrial space. The property was constructed in 1996 and is 67% leased to 2 customers.

     (4) 310 INTERLOCHEN PARKWAY. 310 Interlochen Parkway ("Interlochen") is comprised of 1 building located on 7.86 acres in Broomfield, Colorado and contains 121,970 square feet of office and light industrial space. Interlochen was constructed in 1985 and renovated in 1988. The property is leased to McData Corporation.

     (5) JUNCTION II BUSINESS PARK. Junction II Business Park ("Junction II") is comprised of 2 buildings located on 4.45 acres in San Jose, California and contains 77,374 square feet of light industrial space. Junction II was constructed in 1984 and is 100% leased to 2 customers.

     (6) 485 CLYDE. 485 Clyde is comprised of 1 building located on 3.72 acres in Mountview, California and contains 61,600 square feet of light industrial space. 485 Clyde was constructed in 1970 and renovated in 1995. The property is 100% leased to Consilium Corporation.

     (7) 107 WOODMERE. 107 Woodmere is comprised of 1 building located on 3.89 acres in Folsom, California and contains 57,496 square feet of office and light industrial space. 107 Woodmere was constructed in 1984 and is 100% leased to L3 Communications.

     (8) STEWART PLAZA. Stewart Plaza is comprised of 1 building located on 3.89 acres in Sunnyvale, California and contains 47,054 square feet of light industrial space. Stewart Plaza was constructed in 1970 and is 100% leased to 3 customers.

     (9) 3100 ALFRED. 3100 Alfred is comprised of 1 building located on 2.51 acres in Santa Clara, California and contains 33,824 square feet of light industrial space. 3100 Alfred was constructed in 1971 and renovated in 1997. The property is 100% leased to Reel Service.

     The Trust evaluated the historical sources of revenue and nature of expenses related to the properties as part of its due diligence procedures. Based upon this evaluation, the Trust is not aware of any material factors related to the properties that would not be necessarily indicative of future operating results.

     After the acquisition of the portfolio, the Trust now owns, directly or through operating partnerships, 74 real estate properties in 13 states, consisting of 57 industrial properties, 15 office buildings and two retail properties.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)        Financial Statements of Businesses Acquired.

           Financial statements will be filed within sixty (60) days from the date this report is filed.

(b)        Pro forma Financial Information.

           Pro forma financial information will be filed within sixty (60) days from the date this report is filed.

(c)        Exhibits:

           Exhibits will be filed within sixty (60) days from the date this report is filed.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      AMERICAN INDUSTRIAL PROPERTIES REIT




                                      By: /s/ Charles W. Wolcott
                                          --------------------------------------
                                          Charles W. Wolcott
                                          President and Chief Executive Officer

Dated:  January 29, 1999

                                  EXHIBIT LIST


           Exhibits will be filed within sixty (60) days from the date this report is filed.